Exhibit 99.1

AMERI Holdings, Inc. Announces Appointment of New Chief Financial Officer

PRINCETON, NJ, January 28, 2016 /PRNewswire/ - AMERI HOLDINGS, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), a strategy consulting firm that brings synergies of classic technology consulting and product-based technology consulting services to its customer base, announced today the appointment of Edward O’Donnell as Chief Financial Officer, effective January 28, 2016. Mr. O’Donnell will oversee corporate finance, accounting, investor relations and capital and financing strategies for the Company and will report to the Company’s Chief Executive Officer, Giri Devanur.

Mr. O’Donnell has over 23 years of experience in investment banking, advertising, private equity investment, venture capital, technology, internet and other new media businesses. Mr. O’Donnell has served as the Chief Operating Officer of Radbourne Property Group, Inc., an innovative operator of family entertainment centers, where his primary responsibilities included raising capital, external reporting, outlining capital structure and budgeting.  Prior to Radbourne, Mr. O’Donnell served as Chief Financial Officer of AudioEye, Inc. (OTC: AEYE), an internet technology company with extensive proprietary intellectual property. At AudioEye, Mr. O’Donnell focused on raising capital, preparing AudioEye for its initial public offering, compliance with Sarbanes-Oxley and Securities and Exchange Commission reporting. Mr. O’Donnell served as Vice President of Finance for Augme Technologies, Inc. (OTC.BB: AUGT), which provided strategic services and mobile marketing technology to leading consumer and healthcare brands. Mr. O’Donnell also previously served as Chief Financial Officer of Carlyle Capital Group LLC, a venture capital and private equity firm. Before Carlyle, Mr. O’Donnell served as Senior Vice President of Finance and Investor Relations of ACTV, Inc. (NASDAQ: IATV), where he developed its investor relations department before it was purchased by OpenTV, a subsidiary of Liberty Media. Mr. O’Donnell is a Certified Public Accountant in New York and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. O’Donnell received his Bachelors of Science in Accountancy from the University of Villanova and his Masters of Business Administration from Columbia University Business School.

Mr. Devanur stated, “We are excited to have Ted join us as CFO. Our aggressive growth strategy and vision will leverage Ted’s extensive experience to further our expansion. We believe his ability to generate value-added analyses and develop financial models will transfer well into his role as CFO. In addition, his experience and knowledge of the technology industry will prove invaluable as we advance in our development and continue to execute our business plan and strategic initiatives. We believe that Ted is a proven leader across industries, and we welcome him to the team.”

Mr. Devanur continued, “Furthermore, we are pleased Ted has assumed the role of Chief Finance Officer and believe he is a great fit for this position. His solid understanding of our financials and experience in regulatory matters will assist greatly in managing our daily operations, and we are confident that he will continue to play a key role in the Company’s growth.”

About AMERI HOLDINGS, Inc.
AMERI HOLDINGS, Inc. is a strategy consulting firm that brings synergies of classic consulting and product-based consulting services to its customer base. Headquartered in Princeton, New Jersey, with offices in New York, Atlanta, Dallas, and Toronto, as well as offshore centers in Bangalore, Mumbai, Chennai, and Pune India, the Company is a global leader in consulting and technology solutions. The Company is a Lean Enterprise Architecture Partner (LEAP), enabling clients to outperform the competition and stay ahead of the innovation curve. The Company leverages a global partner ecosystem that has deep knowledge and skills to build and implement great ideas that drive progress for clients and enhance their businesses through innovative solutions.

Safe Harbor Statement
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor Contact:
Ameri Holdings, Inc.
Carlos Fernandez
(732) 243-9250
carlos.fernandez@ameri100.com